KEYSTONE FILES REGISTRATION STATEMENT
FOR PLANNED SUBSCRIPTION RIGHTS OFFERING

DALLAS, TEXAS . . . May 19, 2011 . . . Keystone Consolidated Industries, Inc. (OTCQB: KYCN), today announced it has filed a preliminary registration statement on Form S-1 with the Securities and Exchange Commission (“SEC”) in connection with a distribution of non-transferable subscription rights to Keystone’s common stockholders to purchase an aggregate of up to 3,025,483 shares of Keystone’s common stock.  Following the SEC declaring the registration statement effective under the Securities Act of 1933, as amended, Keystone plans to distribute one subscription right for each share of common stock held on a record date to be determined.  Each whole subscription right will entitle the record holder of common stock to purchase 0.25 shares of Keystone’s common stock at a per-share subscription price to be determined.  The per share subscription price will be determined by Keystone’s board of directors.

Keystone will not issue any fractional shares of common stock in the subscription rights offering, and holders will only be entitled to purchase a whole number of shares of common stock, rounded down to the nearest whole share a holder would otherwise be entitled to purchase.  Subscribers who exercise their rights in full may over-subscribe for additional shares, subject to certain limitations, to the extent shares are available.

Assuming the subscription rights offering is completed, Keystone intends to use all of the net proceeds from the sale of the common stock pursuant to the subscription rights offering to declare and pay a special one-time dividend to all of the holders of its common stock on a record date to be determined shortly after completion of the subscription rights offering.

Contran Corporation, which currently owns approximately 75% of Keystone’s outstanding shares of common stock, has indicated that prior to the distribution of the subscription rights it will agree to purchase all of the shares of common stock to which it is entitled in the subscription rights offering pursuant to its subscription rights, and subject to the availability of shares, to exercise its over-subscription privilege to the fullest extent possible.  Consequently, even if no Keystone stockholders other than Contran exercise their subscription rights, the subscription rights offering would nonetheless be fully subscribed.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale by Keystone of any securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  The subscription rights offering will be made only by means of a prospectus which is a part of such registration statement.  A copy of the preliminary prospectus may be obtained by contacting Keystone’s investor relations department at (972) 458-0028.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements in this release that are not historical in nature are forward-looking and are not statements of fact.  Forward-looking statements represent Keystone’s beliefs and assumptions based on currently available information.  In some cases you can identify these forward-looking statements by the use of words such as “believes,” “intends,” “may,” “should,” “could,” “anticipates,” “expected” or comparable terminology, or by discussions of strategies or trends.  Although Keystone believes the expectations reflected in forward-looking statements are reasonable, it does not know if these expectations will be correct.  Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly impact expected results. Actual future results could differ materially from those predicted.  While it is not possible to identify all factors, Keystone continues to face many risks and uncertainties.  Among the factors that could cause Keystone’s actual future results to differ materially from those described herein are the risks and uncertainties discussed from time to time in Keystone’s filings with the SEC including, but not limited to, the following:

•	Future supply and demand for Keystone’s products (including cyclicality thereof),
•	Customer inventory levels,
•	Changes in raw material and other operating costs (such as ferrous scrap and energy),
•	Availability of raw materials,
•	The possibility of labor disruptions,
•	General global economic and political conditions,
•	Competitive products (including low-priced imports) and substitute products,
•	Customer and competitor strategies,
•	The impact of pricing and production decisions,
•	Environmental matters (such as those requiring emission and discharge standards for existing and new facilities),
•	Government regulations and possible changes therein,
•	Significant increases in the cost of providing medical coverage to employees,
•	The ultimate resolution of pending litigation, U.S. EPA investigations and audits conducted by the Internal Revenue Service,
•	International trade policies of the United States and certain foreign countries,
•	Operating interruptions (including, but not limited to, labor disputes, fires, explosions, unscheduled or unplanned downtime, supply disruptions and transportation interruptions),
•	Keystone’s ability to renew or refinance credit facilities,
•	The ability of Keystone’s customers to obtain adequate credit,
•	Any possible future litigation, and
•	Other risks and uncertainties as discussed in Keystone’s filings with the SEC.

Should one or more of these risks materialize, if the consequences worsen, or if the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected.  Keystone disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of changes in information, future events or otherwise.

Keystone Consolidated Industries, Inc. is headquartered in Dallas, Texas.  The Company is a leading manufacturer of steel fabricated wire products, industrial wire and wire rod.  Keystone also manufactures wire mesh, coiled rebar, steel bar and other products.  The Company’s products are used in the agricultural, industrial, cold drawn, construction, transportation, original equipment manufacturer and retail consumer markets.  Keystone’s common stock is quoted on the OTCQB (Symbol: KYCN).